UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 JANUARY 4, 2007

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         FLORIDA                 0 -10345                    59 -1588181
       -----------        ----------------------            -------------
     (STATE OR OTHER     (COMMISSION FILE NUMBER)           (IRS EMPLOYER
     JURISDICTION OF                                        IDENTIFICATION
     INCORPORATION)                                             NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                     ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On January 4, 2007, the Company issued a press release (the "Press Release") announcing its December 2006 sales results, revising its guidance for fourth quarter and fiscal 2006, and providing guidance for the first quarter of fiscal 2007. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.


         ITEM 9.01    EXHIBITS

99.1 Press release regarding December 2006 sales, revising fourth quarter and fiscal 2006 guidance, and providing first quarter fiscal 2007 guidance.





















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                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


         DATED:   JANUARY 5, 2007        CACHE, INC.




                                         By: /s/  Brian Woolf
                                         ---------------------------------
                                         Brian Woolf
                                         Chairman and Chief Executive Officer





























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



Exhibit 99.1

                                 JANUARY 4, 2007
                                      Final
                                   CACHE, INC.
                         NASDAQ COMMON STOCK SYMBOL CACH

        CACHE REPORTS 4% INCREASE IN DECEMBER 2006 COMPARABLE STORE SALES
                Revises Fourth Quarter and Fiscal 2006 Estimates
 Introduces First Quarter Fiscal 2007 Diluted EPS in the Range of $0.17 to $0.19

New York, New York - January 4, 2007 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 296 stores open, reported December 2006 sales figures. As previously announced, the Company substantially completed the exit of its Lillie Rubin business. Therefore, the Company's comparable store sales results only include its 277 Cache stores. The Company also revised fourth quarter and fiscal 2006 guidance while introducing first quarter fiscal 2007 guidance. The Company expects to report full results for the fourth quarter and fiscal 2006 year during the week of February 5, 2007.

Comparable Store Sales: (sales for stores open at least one year or more)
     o Increased 4% during the five week December 2006 period, as compared to the same period last year;
     o Increased 6% during the 13 week period ended December 30, 2006, as compared to the same period last year;
         and
     o Increased 6% during the 52 week period ended December 30, 2006, as compared to the same period last year.

Total Sales:
     o Increased $1.4 million or 4% to $39.1 million for the five week period ended December 30, 2006, as compared to $37.7 million for the five week period ended December 31, 2005;
     o Increased $4 million or 5% to $83 million for the 13 week period ended December 30, 2006, as compared to $79.3 million for the 13 week period ended December 31, 2005; and
     o Increased $12 million or 5% to $279 million for the 52 week fiscal year ended December 30, 2006, as compared to $266.3 million for the 52 week fiscal year last year.

         Mr. Brian Woolf, Cache's Chairman commented: "We are extremely disappointed to reduce our expectations for the fourth quarter and fiscal 2006 year. While we began the month strongly, sales during the latter part of December were well below our expectations. As a result, we were unable to leverage the costs associated with our intensified marketing effort, with these costs increasing by over $3 million from the fourth quarter last year. Results were also impacted by our strategic decision to take early markdowns on certain fur trim outerwear and jackets. Despite this, we remain excited by the opportunities that lie ahead in both the near and long term."

         "Sales in January to date have rebounded nicely, as we benefited from the shift in the New Year's Eve holiday and the positive momentum in our dress business." Mr. Woolf continued. "We are confident that our initiatives in merchandising and marketing, along with our store expansion program, position us to report strong sales and profit growth in the first quarter. As such, we introduced first quarter fiscal 2007 earnings guidance in the range of $0.17 to $0.19 per diluted share."


STORE EXPANSION
         During December, the Company closed one Lillie Rubin location. During fiscal 2006, the Company opened 17 new Cache stores, 16 Cache Luxe stores and 3 Cache Luxe locations adjacent to Cache and has closed 7 Cache stores and 37 Lillie Rubin stores. In total, the Company ended the 2006 fiscal year with 296 stores, including 277 Cache and 16 Cache Luxe locations.




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


GUIDANCE

         FOURTH QUARTER
         The Company currently expects fourth quarter GAAP diluted earnings per share in the range of $0.28 to $0.30, which includes $0.01 per diluted share of stock option expense and $0.01 to $0.02 per diluted share in losses related to Lillie Rubin. This compares to the Company's previous guidance range for fourth quarter GAAP diluted earnings per share in the range of $0.47 to $0.49 and versus actual fourth quarter fiscal 2005 diluted earnings per share of $0.47.

         FISCAL 2006
         The Company currently estimates fiscal 2006 net sales of approximately $279 million. This compares to the Company's previous guidance range for net sales of $281 million to $284 million and versus actual fiscal 2005 net sales of $266.3 million. Fiscal 2006 diluted earnings per share on a GAAP basis are currently estimated in the range of $0.53 to $0.55, which includes increased marketing expenditures, stock option expenses of approximately $0.05 per diluted share, Lillie Rubin exit costs of $0.21 per share and losses related to Lillie Rubin of $0.17 to $0.18 per share. This compares to the Company's previous guidance range for GAAP fiscal 2006 diluted earnings per share of $0.72 to $0.74 and versus actual fiscal 2005 diluted earnings per share of $0.83. Adjusted for Lillie Rubin exit costs and losses, fiscal 2006 diluted earnings per share are estimated in the range of $0.91 to $0.94. This compares to adjusted diluted earnings per share of $0.99 for fiscal 2005.


         FIRST QUARTER FISCAL 2007
         The Company is introducing guidance for the first quarter of fiscal 2007. The Company currently expects net sales for the first quarter of Fiscal 2007 to be in the range of $67 million to $69 million, as compared to actual net sales of $63.8 million in the first quarter of fiscal 2006. Net sales excluding Lillie Rubin were $58.9 million in the first quarter of fiscal 2006. The Company currently expects comparable store sales for the first quarter of fiscal 2007 to increase in the mid-single digit range. First quarter fiscal 2007 diluted earnings per share are currently estimated in the range of $0.17 to $0.19, which compares to actual GAAP diluted earnings per share of $0.11 in the first quarter of fiscal 2006. Adjusted diluted earnings per share for the first quarter of fiscal 2006 were $0.17 and excluded losses related to Lillie Rubin.


         Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, ability to successfully open new stores, introduction of the Cache Luxe concept, dependence on management, dependence on vendors and distributors, reliance on foreign manufacturers, material weakness in our internal controls, industry trends, merchandise and fashion trends, competition, seasonality and changes in general economic conditions and consumer spending patterns, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.

         For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018, (212) 575-3246.






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